                                                                     EXHIBIT 4.1

================================================================================

                   NAVISTAR FINANCIAL SECURITIES CORPORATION

                                     Seller

                         NAVISTAR FINANCIAL CORPORATION

                                    Servicer

                                      and

                              THE BANK OF NEW YORK

                              Master Trust Trustee

              on behalf of the Series 2000-VFC Certificateholders

                       __________________________________

                           SERIES 2000-VFC SUPPLEMENT

                          Dated as of January 28, 2000

                                       to

                        POOLING AND SERVICING AGREEMENT

                            Dated as of June 8, 1995

                       __________________________________

                                 Floating Rate
            Dealer Note Asset Backed Certificates, Series 2000-VFC


                            DEALER NOTE MASTER TRUST

===============================================================================

                               TABLE OF CONTENTS

ARTICLE I
     CREATION OF SERIES 2000-VFC AND
     THE SERIES 2000-VFC CERTIFICATES..........................................................  1
     SECTION 1.01 Designation..................................................................  1
     SECTION 1.02 Incremental Fundings.........................................................  2
     SECTION 1.03 Optional Early Pay Out.......................................................  2

ARTICLE II
     DEFINITIONS...............................................................................  3
     SECTION 2.01 Definitions..................................................................  3

ARTICLE III
     SERVICING FEE............................................................................. 15
     SECTION 3.01 Servicing Compensation....................................................... 15

ARTICLE IV
     RIGHTS OF SERIES 2000-VFC CERTIFICATEHOLDERS
          AND ALLOCATION AND APPLICATION OF COLLECTIONS........................................ 16
     SECTION 4.01 Rights of the Series 2000-VFC Certificateholders............................. 16
     SECTION 4.02 Establishment of Series Principal Account, Spread Account,
          Liquidity Reserve Account and Incremental Funding Reserve Account.................... 17
     SECTION 4.03 [Reserved]................................................................... 20
     SECTION 4.04 Application of Available Certificateholder Interest Collections.............. 20
     SECTION 4.05 Application of Available Seller's Finance Charge Collections,
          Spread Account and Liquidity Reserve Account to Deficiency Amount.................... 22
     SECTION 4.06 Investor Charge-Offs......................................................... 22
     SECTION 4.07 Application of Seller's Finance Charge Collections........................... 23
     SECTION 4.08 Application of Series Allocable Principal Collections........................ 23
     SECTION 4.09 Shared Principal Collections................................................. 25
     SECTION 4.10 Distributions to Series 2000-VFC Certificateholders.......................... 26
     SECTION 4.11 [Reserved]................................................................... 26
     SECTION 4.12 Partial Month Due Period..................................................... 26
     SECTION 4.13 Additional Rights upon the Occurrence of Certain Events...................... 27

ARTICLE V DISTRIBUTIONS AND REPORTS
     TO SERIES 2000-VFC CERTIFICATEHOLDERS..................................................... 28
     SECTION 5.01  Distributions............................................................... 28

     SECTION 5.02  Monthly and Annual Certificateholders' Statement............................ 28

ARTICLE VI
     EARLY AMORTIZATION EVENTS................................................................. 31
     SECTION 6.01  Additional Early Amortization Events........................................ 31

ARTICLE VII
     OTHER SERIES PROVISIONS................................................................... 33
     SECTION 7.01 Conveyance of Dealer Notes................................................... 33
     SECTION 7.02 Tax Treatment................................................................ 33

ARTICLE VIII
     FINAL DISTRIBUTIONS....................................................................... 34
     SECTION 8.01 Sale of Investors' Interest Pursuant to Section 2.07 of the Agreement;
          Distributions Pursuant to Section 2.03 or 12.03 of the Agreement..................... 34
     SECTION 8.02  Distribution of Proceeds of Sale, Disposition or Liquidation of the
          Dealer Notes Pursuant to Section 9.02 of the Agreement............................... 35

ARTICLE IX
     MISCELLANEOUS PROVISIONS.................................................................. 36
     SECTION 9.01  Ratification of Agreement................................................... 36
     SECTION 9.02  Counterparts................................................................ 36
     SECTION 9.03  GOVERNING LAW............................................................... 36


SIGNATURES..................................................................................... 42

EXHIBITS

Exhibit A    -    Form of Investor Certificate

Exhibit B    -    Form of Monthly Servicer and Settlement Statement

                          SERIES 2000-VFC SUPPLEMENT
                           ---------------------------
                       TO POOLING AND SERVICING AGREEMENT
                       ----------------------------------

          SERIES 2000-VFC SUPPLEMENT dated as of January 28, 2000 (the "Series Supplement"), by and among NAVISTAR FINANCIAL SECURITIES CORPORATION, a Delaware corporation, as Seller (the "Seller"), NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, as Servicer (the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Master Trust Trustee") under the Pooling and Servicing Agreement, dated as of June 8, 1995 (as amended and supplemented, the "Agreement") among the Seller, the Servicer, the Master Trust Trustee and The Chase Manhattan Bank (formerly know as Chemical
Bank), as trustee under the 1990 Trust Agreement.

          Section 6.09 of the Agreement provides that the Seller may from time to time direct the Master Trust Trustee to issue, on behalf of the Master Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Master Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

          Pursuant to this Series Supplement, the Seller and the Master Trust Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                    ARTICLE 1
                        CREATION OF SERIES 2000-VFC AND
                        THE SERIES 2000-VFC CERTIFICATES

     SECTION   1.01 Designation.
                    -----------

          (a) There is hereby created a new Series pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Dealer Note Asset Backed Certificates Series 2000-VFC." The interest of the Investor Certificateholders in Series 2000-VFC shall be represented by the Series 2000-VFC Certificates. The Series 2000-VFC Certificates are a series of variable funding certificates, meaning that their Funded Amount may be increased from time to time during the Revolving Period as Incremental Fundings are made under the Certificate Purchase Agreement and may be decreased from time to time, as Investor Principal Collections or certain other funds are distributed to the Series 2000-VFC Certificateholders for that purpose. The Funded Amount of the Series 2000-VFC may not at any time exceed the Maximum Funded Amount.

          (b) If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern with respect to Series 2000-VFC.

     SECTION   1.02 Incremental Fundings.  Incremental Fundings may occur on any
                    --------------------
Distribution Date to the extent provided in the Certificate Purchase Agreement. Upon any Incremental Funding, the Funded Amount, the Series Allocation Percentage, the Floating Allocation Percentage and other terms will be reset to the extent provided herein and in the Certificate Purchase Agreement.

     SECTION   1.03 Optional Early Pay Out.
                    ----------------------

          (a) On any Funding Change Date falling in the Revolving Period, the Seller may cause the principal portion of the Certificates to be prepaid in full or in part, (x) if the aggregate principal amount of such prepayment is greater than $150,000,000, on not less than five Business days prior written notice by the Servicer or (y) otherwise, on not less than three Business Days prior written notice by the Servicer to the Master Trust Trustee and the Administrative Agent, with Shared Principal Collections as provided in Section 4.03(e) of the Agreement; provided, however that such prepayment shall not be permitted unless all due (or if the Certificates are paid in full, all accrued) and unpaid Monthly Interest, Additional Amounts and Non-Use Fees have been paid in full.

          (b) In addition, on any Business Day, the Seller may cause the principal portion of the Certificates to be prepaid in full or in part, (x) if the aggregate principal amount of such prepayment is greater than $150,000,000, on not less than five Business Days prior written notice by the Servicer or (y) otherwise, on not less than three Business Days prior written notice by the Servicer to the Master Trust Trustee and the Administrative Agent, with the proceeds from issuance of a new Series issued substantially contemporaneously with such prepayment; provided, however that such prepayment shall not be permitted unless all due (or, if the Certificates are paid in full, all accrued) and unpaid Monthly Interest, Additional Amounts and Non-Use Fees have been paid in full.

          (c)  Servicer shall not give notice of any prepayment pursuant to
Section 1.03(a) unless the Master Trust has funds sufficient to make such prepayment on the day notice is given and shall not give notice of any prepayment pursuant to Section 1.03(b) unless the Seller has obtained binding commitments which may be subject to customary conditions from one or more persons to purchase the new series in such amounts as will yield the net proceeds necessary to make the prepayment.

                                  ARTICLE II
                                  DEFINITIONS

     SECTION 2.01   Definitions.
                    -----------

          (a) Whenever used in this Series Supplement, the following words and phrases shall have the following meanings:

          "Accrual Period" shall mean with respect to any Distribution Date, if Monthly Interest is to be calculated on the basis of the CP Rate, the related Due Period and if Monthly Interest is to be calculated on the basis of the Alternate Rate, the related Distribution Period.

          "Additional Amounts" shall have the meaning specified in the Certificate Purchase Agreement.

          "Adjusted Invested Amount" shall mean, with respect to any Distribution Date, an amount (which shall never be less than zero) equal to the Initial Invested Amount as of the related Determination Date, plus the Available Subordinated Amount as of the end of the related Transfer Date, plus the amount of any Incremental Funding to be made on that Distribution Date, if any, minus the aggregate amount of Investor Charge-Offs since the end of the Revolving Period not reimbursed on or prior to such Distribution Date; provided that, for purposes of calculating the Series Allocation Percentage, the Series 2000-VFC shall be deemed to have been outstanding as of January 25, 2000 with respect to allocations of Principal Collections and related concepts and as of December 26, 1999 with respect to Finance Charge Collections and related concepts, in each case with an Adjusted Invested Amount of $346,500,000.

          "Administrative Agent" shall have the meaning specified in the Certificate Purchase Agreement.

          "Amortization Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto, the period commencing on the Amortization Period Commencement Date, and ending upon the first to occur of (a) the commencement of an Early Amortization Period, (b) the payment in full to Series 2000-VFC Certificateholders of the outstanding Funded Amount and (c) the Series Termination Date.

          "Amortization Period Commencement Date" shall mean the first day of the Due Period occurring after the Purchase Expiration Date then in effect.

          "Amortizing Due Period" shall have the meaning specified in Section 4.12.

          "Available Certificateholder Interest Collections" shall mean, with respect to any Due Period, the sum of (a) Investor Finance Charge Collections for such Due Period and (b) Investment Income for that Due Period.

          "Available Draw Funds" shall have the meaning specified in Section 4.05(b).

          "Available Seller's Finance Charge Collections" shall mean, with respect to any Due Period, an amount equal to the product of (a) the excess of
(i) the Seller's Percentage for such Due Period over (ii) the result (if positive) of the Excess Seller's Percentage for such Due Period minus the Required Excess Seller Interest Percentage and (b) Series Allocable Finance Charge Collections for such Due Period; provided, however, that Available Seller's Finance Charge Collections shall be zero for any Due Period to the extent the Available Subordinated Amount equals or is reduced to zero on the Transfer Date related to such Due Period.

          "Available Seller's Principal Collections" shall mean, with respect to any Business Day, an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the Due Period in which such Business Day occurs over
(ii) the Excess Seller's Percentage for such Due Period and (b) Series Allocable Principal Collections for such Business Day; provided, however, that Available Seller's Principal Collections shall be zero for any Business Day to the extent the Available Subordinated Amount equals or is reduced to zero on the Transfer Date immediately preceding such Business Day.

          "Available Subordinated Amount" shall mean for each Transfer Date (before giving effect to all adjustments in the Available Subordinated Amount thereto on such Transfer Date), the lesser of (i) the Maximum Subordinated Amount as of such Transfer Date (or, in the case of the first Transfer Date after the Closing Date $46,500,000) and (ii) the sum of (a) the Available Subordinated Amount as of the end of the preceding Transfer Date and (b) any Incremental Subordinated Amount with respect to the Distribution Date related to such preceding Transfer Date, if any.

          "Average Coverage Differential" shall be determined, on any Determination Date, by reference to the Coverage Differentials for each of the related Due Period and the three immediately preceding Due Periods, and shall equal the sum of the three highest such Coverage Differentials divided by three. Average Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

          "Business Day" shall mean, with respect to Series 2000-VFC, any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, Chicago, Illinois, or the city in which the Corporate Trust Office is located, or in connection with the determination of LIBOR, London, England, are authorized or obligated by law or executive order to be closed or remain closed.

          "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement, dated as of the Closing Date, among the Seller, the Servicer and the other parties thereto, as amended, supplemented or otherwise modified from time to time.

          "Certificate Rate" shall mean, for any Distribution Date, the percentage equivalent of a fraction (a) the numerator of which is the product of
(i) Monthly Interest to be paid on the Distribution Date (excluding any portion thereof consisting of Monthly Interest carried over from the prior Distribution Date and interest on such unpaid Monthly Interest), and (ii) a fraction, the numerator of which is 365 and the denominator of which is the number of days in which such Monthly Interest was calculated and (b) the denominator of which is the weighted average Funded Amount for such Accrual Period.

          "Closing Date" shall mean January 28, 2000.

          "Coverage Differential" shall mean, with respect to any Due Period, the result of (a) the Portfolio Yield for such Due Period minus (b) the sum of
(i) the Certificate Rate for the related Distribution Date and (ii) one percent (1%). Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

          "Deficiency Amount" shall have the meaning specified in Section
4.05(a).

          "Draw Amount" shall mean, with respect to any Transfer Date, the least of (a) the Deficiency Amount for such Transfer Date, (b) the Available Subordinated Amount as of the end of the preceding Transfer Date plus any Incremental Subordinated Amount with respect to the Distribution Date related to such preceding Transfer Date, if any, and (c) Available Draw Funds for such Transfer Date.

          "Early Amortization Event" shall mean, with respect to Series 2000-VFC, any event specified in Section 9.01(c) of the Agreement, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement, but shall not mean any other event specified in Section 9.01 of the Agreement.

          "Early Amortization Period" shall mean an Early Amortization Period with respect to Series 2000-VFC that occurs as a result of any event specified in Section 9.01(c) of the Agreement or any Early Amortization Event specified in
Section 6.01 of this Series Supplement.

          "Early Amortization Period Shortfall Amount" shall have the meaning specified in Section 4.08(e).

          "Eligible Investments" shall mean

     (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clause (iv) below) remaining maturities occurring not later than the Distribution Date next succeeding the Master Trust Trustee's acquisition thereof, except as otherwise described herein, that evidence:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

               (ii) demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Master Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating not lower than the highest investment category for short term unsecured debt obligations granted by Moody's and S&P;

               (iii) commercial paper having, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by Moody's and S&P;

               (iv) investments in money market funds or common trust funds having a rating not lower than the highest investment category for short term unsecured debt obligations granted by Moody's and S&P or otherwise approved in writing by the Administrative Agent (including funds for which the Master Trust Trustee or any of its affiliates is investment manager or advisor, so long as such fund shall have such rating);

               (v) repurchase obligations (x) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case, entered into with a depository institution or trust company (acting as principal) described in clause (ii) or (y) the counterparty for which has a rating not lower than the highest investment category for short term unsecured debt obligations granted by Moody's and S&P, the collateral for which is held by a custodial bank for the benefit of the Master Trust or the Master Trust Trustee, is marked to market daily and is maintained in an amount that exceeds the amounts of such repurchase obligation, and which required liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); or

               (vi) commercial paper master notes where the issuer has, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by Moody's and S&P; and

       (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time approved by the Administrative Agent.

       Unless approved by the Administrative Agent, Eligible Investments of funds in the Series Principal Account and the Liquidity Reserve Account will be subject to the following additional restrictions: (x) no more than the greater of (A) $1,000,000 and (B) 20% of the aggregate Eligible Investments in all such accounts collectively shall be obligations of or investments in any single issuer (except that such 20% limitation shall not apply to Eligible Investments of the type specified in clause (a)(i)); and (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, LIBOR or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates.

       "Excess Seller's Percentage" shall mean, with respect to any Due Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to the excess of (a) the Seller's Percentage for such Due Period, over (b) the percentage equivalent (which percentage shall never be less than 0% nor more than 100%) of a fraction, the numerator of which is the Available Subordinated Amount as of the end of the related Transfer Date, plus any Incremental Subordinated Amount with respect to the Distribution Date related to such Transfer Date, if any, and the denominator of which is the product of (x) the sum of the aggregate principal amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the immediately preceding Due Period and (y) the Series 2000-VFC Allocation Percentage for the Due Period for which the Excess Seller's Percentage is being calculated.

          "Excess Seller's Principal Collections" shall mean, with respect to any Business Day during a Due Period, the product of (a) Series Allocable Principal Collections for such Business Day and (b) the Excess Seller's Percentage for such Due Period.

          "Expected Payment Date" shall mean the Distribution Date in the calendar month beginning six months after the Amortization Period Commencement Date.

          "Floating Allocation Percentage" shall mean, with respect to any Due Period , the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the immediately preceding Distribution Date (after giving effect to all increases and reductions thereof on such Distribution Date) and the denominator of which is the product of (a) the sum of the aggregate principal amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the immediately preceding Due Period, and
(b) the Series 2000-VFC Allocation Percentage for the Due Period for which the Floating Allocation Percentage is being calculated.

          "Funded Amount" shall have the meaning specified in the Certificate Purchase Agreement.

          "Funding Change Date" shall mean any Distribution Date.

          "Incremental Funded Amount" shall mean the amount of the increase in the Funded Amount occurring as a result of any Incremental Funding, which amount shall equal the aggregate amount of the purchase prices paid with respect to such Incremental Funding pursuant to the Certificate Purchase Agreement.

          "Incremental Funding" shall have the meaning specified in the Certificate Purchase Agreement.

          "Incremental Funding Reserve Account" shall have the meaning specified in Section 4.02(d)(i).

          "Incremental Funding Reserve Deposit Amount" shall mean (a) zero, with respect to any Distribution Date on which the Incremental Funded Amount is zero; and (b) with respect to any Distribution Date on which the Incremental Funded Amount is greater than zero, the positive difference of (x) the product of (i) the Incremental Funded Amount, (ii) the Certificate Rate for such Distribution Date, (iii) 1.25 and (iv) a fraction, the numerator of which is the actual number of days remaining in the Due Period in which such Distribution Date occurs, including such Distribution Date, and the denominator of which is 360; and (y) the balance in the Incremental Funding Reserve Account after giving effect to any withdrawals therefrom on such Distribution Date.

          Incremental Subordinated Amount" shall mean, with respect to any Distribution Date on which there is an Incremental Funding, the product of (i) the Incremental Funded Amount on such Distribution Date and (ii) the Subordinated Percentage.

          "Initial Funded Amount" shall mean $300,000,000.

          "Initial Invested Amount" shall mean, on any Determination Date (for purposes of any reference in the Pooling and Servicing Agreement to the "Initial Invested Amount" or the "initial invested amount" of a Series), (a) during the Revolving Period, the Invested Amount as of such date or (b) during an Amortization Period or an Early Amortization Period, the Invested Amount as of the last day of the Revolving Period.

          "Initial Spread Account Required Amount" shall mean $3,750,000.

          "Invested Amount" shall mean, with respect to any Distribution Date, an amount (which shall never be less than zero) equal to the Funded Amount minus the sum of (i) the aggregate amount, if any, of unreimbursed Investor Charge-Offs and (ii) the aggregate amount of Series Principal Account Losses on or prior to such Distribution Date.

          "Investment Income" shall mean, for any Due Period with respect to Series 2000-VFC, the sum of (i) income during such Due Period from the investment of funds on deposit in the Series Principal Account and the Spread Account and (ii) the product of (a) the Series Allocation Percentage for such Due Period and (b) income from the investment of funds on deposit in the Collections Account and the Excess Funding Account.

          "Investor Charge-Off" shall have the meaning specified in Section
4.06.

          "Investor Dealer Note Losses" shall mean, with respect to any Due Period, the product of (a) the Floating Allocation Percentage for such Due Period and (b) Series Allocable Dealer Note Losses for such Due Period.

          "Investor Finance Charge Collections" shall mean, with respect to any Due Period, an amount equal to the product of (a) the Floating Allocation Percentage for such Due Period and (b) Series Allocable Finance Charge Collections for such Due Period.

          "Investor Principal Collections" shall mean, with respect to any Business Day, the sum of (a) the product of (i) with respect to the Revolving Period, the Floating Allocation Percentage and with respect to the Amortization Period or any Early Amortization Period, the Principal Allocation Percentage, in either case for the Due Period in which such Business Day occurs and (ii) Series Allocable Principal Collections for such Business Day and (b) on any Transfer Date, the amount, if any, of Available Certificateholder Interest Collections treated as Investor Principal Collections pursuant to Sections 4.04(a)(iii) and
(iv).

          "Investor Servicing Fee" shall have the meaning specified in Section 3.01.

          "LIBOR" shall have the meaning specified in the Certificate Purchase Agreement.

          "Liquidity Reserve Account" shall have the meaning specified in
Section 4.02(c)(i).

          "Maximum Funded Amount" shall have the meaning specified in the Certificate Purchase Agreement.

          "Maximum Subordinated Amount" shall mean, with respect to any Transfer Date related to a Due Period, the product of (a) the Invested Amount as of the preceding Distribution Date and (b) the Subordinated Percentage; provided, however, that with respect to a Transfer Date related to a Due Period occurring during an Early Amortization Period, the Maximum Subordinated Amount shall not decline until the Invested Amount equals the Maximum Subordinated Amount, and thereafter the Maximum Subordinated Amount shall equal the Invested Amount.

          "Minimum Series 2000-VFC Seller's Interest" shall mean, with respect to any Business Day, the sum of (a) the Available Subordinated Amount as of the end of the preceding Transfer Date, (b) the Incremental Subordinated Amount with respect to the Distribution Date related to such preceding Transfer Date, if any, and (c) the Required Excess Seller Interest as of the end of the preceding Distribution Date.

          "Monthly Interest" shall have the meaning specified in the Certificate Purchase Agreement.

          "Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

          "New Vehicle Monthly Interest Rate" shall mean, with respect to any Due Period, the product of (a) the per annum rate of interest and finance charges billed by NFC during such Due Period on New Vehicle Dealer Notes and (b) the quotient of (i) the number of days during such Due Period and (ii) the actual number of days in the related calendar year.

          "Non-Use Fee" shall have the meaning specified in the Certificate Purchase Agreement.

          "Portfolio Yield" shall mean, with respect to any Due Period, the product of (a) the quotient of (i) Finance Charges for such Due Period and (ii) the daily average principal amount of Dealer Notes outstanding during such Due Period and (b) a fraction, the numerator of which is 365 and the denominator of which is the actual number of days elapsed during such Due

Period. Portfolio Yield shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

          "Principal Allocation Percentage" shall mean, with respect to any Due Period occurring during the Amortization Period or any Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the end of the Revolving Period and the denominator of which is equal to the product of (a) the sum of the aggregate amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the Revolving Period and (b) the Series 2000-VFC Allocation Percentage for the Due Period for which the Principal Allocation Percentage is being calculated.

          "Principal Shortfall" shall mean, with respect to Series 2000-VFC, the Series 2000-VFC Principal Shortfall.

          "Projected Dealer Note Income" shall mean, on any Transfer Date, an amount equal to the sum of (a) the product of (i) the principal amount of Dealer Notes financing new vehicles outstanding on such Transfer Date, (ii) the New Vehicle Monthly Interest Rate for the Due Period in which such Transfer Date occurs and (iii) the Series 2000-VFC Allocation Percentage for such Due Period and (b) the product of (i) the principal amount of Dealer Notes financing used vehicles outstanding on such Transfer Date, (ii) the Used Vehicle Monthly Interest Rate for such Due Period and (iii) the Series 2000-VFC Allocation Percentage for such Due Period.

          "Projected Monthly Interest" shall mean, on any Transfer Date, an amount equal to the product of (a) the Certificate Rate for the related Distribution Date, (b) the Invested Amount as of the immediately preceding Distribution Date, (c) the result of (i) the actual number of days in such Accrual Period divided by (ii) 360 and (d) 1.25.

          "Projected Monthly Servicing Fee" shall mean, on any Transfer Date with respect to the Due Period in which such Transfer Date occurs, an amount equal to one-twelfth of the product of (a) 1%, (b) the aggregate principal amount of Dealer Notes as of such Transfer Date, (c) the Series 2000-VFC Allocation Percentage for the Due Period related to such Transfer Date and (d) the Floating Allocation Percentage for the Due Period related to such Transfer Date.

          "Projected Spread" shall mean, with respect to the Distribution Date next following the Distribution Date to which such Transfer Date relates, the sum of (a) the positive amount, if any, by which (i) the sum of (A) Projected Monthly Interest for such Distribution Date, and (B) the Projected Monthly Servicing Fee for the Due Period in which such Transfer Date occurs exceeds (ii) the Projected Dealer Note Income as of such Transfer Date and (b) 1.25% of the Invested Amount as of such Distribution Date.

          "Purchase Expiration Date" shall have the meaning specified in the Certificate Purchase Agreement.

          "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Invested Amount on such Distribution Date, (b) accrued and unpaid interest thereon and (c) accrued and unpaid Non-Use Fees and Additional Amounts.

          "Remaining Available Seller's Principal Calculations" shall have the meaning specified in Section 4.08(d).

          "Required Excess Seller Interest" shall mean, with respect to any Business Day, 3.0% of the Invested Amount as of the end of the preceding Distribution Date (and such percentage shall be the "Required Excess Seller Interest Percentage").

          "Required Subordinated Amount" shall mean, with respect to any Transfer Date related to a Due Period, an amount equal to 87.1% of the Maximum Subordinated Amount as of such Transfer Date.

          "Revolving Due Period" shall have the meaning specified in Section
4.12.

          "Revolving Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto, the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the Business Day immediately preceding the Amortization Period Commencement Date and (b) the close of business on the Business Day immediately preceding the day on which an Early Amortization Event occurs.

          "Seller's Percentage" shall mean, with respect to any Due Period, 100% minus (a) the Floating Allocation Percentage for such Due Period, when used with respect to Finance Charge Collections and Dealer Note Losses at all times or Principal Collections during the Revolving Period, and (b) the Principal Allocation Percentage for such Due Period, when used with respect to Principal Collections during the Amortization Period or any Early Amortization Period.

          "Seller's Principal Collections" shall mean, with respect to any Business Day, an amount equal to the sum of (a) Available Seller's Principal Collections for such Business Day and (b) Excess Seller's Principal Collections for such Business Day.

          "Series 2000-VFC" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

          "Series 2000-VFC Accounts" shall mean, collectively, the Series Principal Account, the Distribution Account maintained for the Series 2000-VFC Certificateholders, the Liquidity Reserve Account, the Incremental Funding Reserve Account and the Spread Account.

          "Series 2000-VFC Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 2000-VFC.

          "Series 2000-VFC Certificateholders" shall mean the holders of Series 2000-VFC Certificates.

          "Series 2000-VFC Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 2000-VFC Certificates.

          "Series 2000-VFC Certificates" shall mean any one of the certificates executed by the Seller and authenticated by the Master Trust Trustee, substantially in the form of Exhibit A.
                             ---------

          "Series 2000-VFC Principal Shortfall" shall equal, with respect to any Business Day during any Early Amortization Period, the excess, if any, of the Invested Amount (reduced by (i) amounts on deposit in the Series Principal Account and (ii) the aggregate amount of Series Principal Account Losses for the Due Period in which such Business Day occurs) as of the immediately preceding Distribution Date over Investor Principal Collections for such Business Day.

          "Series 2000-VFC Shared Principal Collections" shall have the meaning specified in Section 4.09(b).

          "Series 2000-VFC Shared Seller Principal Collections" shall have the meaning specified in Section 4.08(d)(iv).

          "Series Allocable Dealer Note Losses" shall mean, with respect to any Due Period, the product of (a) the Series 2000-VFC Allocation Percentage for such Due Period and (b) Dealer Note Losses for such Due Period.

          "Series Allocable Finance Charge Collections" shall mean, with respect to any Due Period, the product of (a) the Series 2000-VFC Allocation Percentage for such Due Period and (b) the amount of Finance Charge Collections for such Due Period.

          "Series Allocable Principal Collections" shall mean, with respect to any Business Day, the sum of (a) the product of (i) the Series 2000-VFC Allocation Percentage for the related Due Period and (ii) the amount of Principal Collections deposited in the Collections Account on such Business Day and (b) if the Amortization Period Commencement Date occurs on such Business Day, the product of (i) the Series 2000-VFC Allocation Percentage for such Due Period and (ii) the amount of funds on deposit in the Excess Funding Account on such Amortization Period Commencement Date.

          "Series Invested Amount" shall mean, with respect to Series 2000-VFC, the Invested Amount.

          "Series Principal Account" shall have the meaning specified in Section 4.02(a)(i).

          "Series Principal Account Losses" shall mean losses of principal on investment of funds in the Series Principal Account.

          "Series Termination Date" shall mean the Distribution Date 36 months after the Expected Payment Date.

          "Spread Account" shall have the meaning specified in Section
4.02(b)(i).

          "Spread Account Deposit Amount" shall mean, with respect to any Transfer Date, the amount, if any, by which the Projected Spread exceeds the amount of funds on deposit in the Spread Account.

          "Subject Month" shall have the meaning specified in Section 4.12.

          "Subordinated Percentage" shall mean 15.5%.

          "Turnover" shall have the meaning specified in Section 6.01(k).

          "Used Vehicle Monthly Interest Rate" shall mean, with respect to any Due Period, the product of (i) the per annum rate of interest and finance charges billed by NFC during such Due Period on Used Vehicle Dealer Notes and
(ii) the quotient of (a) a number equal to the number of days during such Due Period and (b) the actual number of days in the related calendar year.

          (b) As used in this Series Supplement and in the Agreement with respect to Series 2000-VFC, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-1+, AAA, AAAm, or AAAm-G, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable.

          (c) All capitalized terms used herein and not otherwise defined herein have the same meanings ascribed to them in the Agreement or, if not defined therein, in the Certificate Purchase Agreement.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation."

          (e) As used in this Series Supplement, references to the Available Subordinated Amount "as of the end" of a Transfer Date shall mean the Available Subordinated Amount as of such Transfer Date, after giving effect to all increases and reductions thereof pursuant to Article IV hereof.

          (f) As used in this Series Supplement, accounting terms which are not defined, and accounting terms partly defined, herein shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Series Supplement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Series Supplement will control.

          (g) With respect to any Distribution Date or Transfer Date, the "related Due Period" and the "related Distribution Period" will mean the Due Period and Distribution Period, respectively, immediately preceding such Distribution Date or Transfer Date, and the relationships between Due Periods and Distribution Periods will be correlative to the foregoing relationships. With respect to any LIBOR Determination Date, the "related Distribution Period" will mean the Distribution Period beginning on the Distribution Date immediately following such LIBOR Determination Date.

          (h) Each defined term used in this Series Supplement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Series Supplement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                                  ARTICLE III
                                 SERVICING FEE

     SECTION 3.01   Servicing Compensation. The monthly servicing fee (the
                    ----------------------
"Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of a Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the result of (a) 1% multiplied by
(b) the aggregate principal amount of Dealer Notes outstanding as of the last day of such Due Period and multiplied by (c) the Series 2000-VFC Allocation Percentage with respect to such Due Period. The share of the Monthly Servicing Fee allocable to the Series 2000-VFC Certificateholders with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to the product of (a) the Monthly Servicing Fee and (b) the Floating Allocation Percentage with respect to such Due Period. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Master Trust, the Master Trust Trustee or the Series 2000-VFC Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 2000-VFC Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Investor Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

          The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Master Trust Trustee on or before the related Determination Date; provided, however, that the Servicer believes that sufficient Series Allocable Finance Charge Collections will be available on any future Distribution Date to pay the Investor Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Investor Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Investor Servicing Fee shall be paid on a future date solely to the extent amounts are available therefor pursuant to Section 4.04(a)(vi); and provided further that, to the extent any such waived Investor Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.

                                  ARTICLE IV
                 RIGHTS OF SERIES 2000-VFC CERTIFICATEHOLDERS
                 AND ALLOCATION AND APPLICATION OF COLLECTIONS

     SECTION 4.01   Rights of the Series 2000-VFC Certificateholders.  The
                    ------------------------------------------------
Series 2000-VFC Certificates shall represent fractional undivided interests in the Master Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to the Series 2000-VFC Certificates at the times and in the amounts specified in this Series Supplement, Collections allocated to Series 2000-VFC pursuant to Article IV of the Agreement and this
Article IV, funds on deposit in the Collections Account and the Excess Funding Account allocable to Series 2000-VFC Certificateholders pursuant to Article IV of the Agreement and this Article IV, and funds on deposit in the Series 2000-VFC Accounts (collectively, the "Series 2000-VFC Certificateholders' Interest"), it being understood that the Series 2000-VFC Certificates shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Servicer shall apply, or instruct the Master Trust Trustee to apply, all funds on deposit in the Collections Account and Excess Funding Account allocable to the Series 2000-VFC Certificates, and all funds on deposit in the Series Principal Account, the Spread Account, the Incremental Funding Reserve Account and the

Distribution Account maintained for the Series 2000-VFC Certificateholders, as described in this Article IV.

     SECTION 4.02   Establishment of Series Principal Account, Spread Account,
                    ----------------------------------------------------------
Liquidity Reserve Account and Incremental Funding Reserve Account.
-----------------------------------------------------------------

          (a)  Series Principal Account.
               ------------------------

               (i) On or prior to the commencement of an Early Amortization Period or the Amortization Period, the Master Trust Trustee, for the benefit of the Series 2000-VFC Certificateholders, shall establish and maintain in the name of the Master Trust an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-VFC Certificateholders (the "Series Principal Account"). The Master Trust Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series Principal Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Series Principal Account for the purpose of carrying out the duties of the Servicer under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting each transaction in the Series Principal Account.

               (ii) Funds on deposit in the Series Principal Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Transfer Date (or such longer maturity as shall be allowed upon the written consent of the Administrative Agent). Net interest and earnings (less investment expenses) on funds on deposit in the Series Principal Account, if any, shall be allocated and distributed as provided in Section 4.04.

          (b)  Spread Account.
               --------------

               (i) The Master Trust Trustee, for the benefit of the Series 2000-VFC Certificateholders, shall cause to be established and maintained in the name of the Master Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-VFC Certificateholders (the "Spread Account"). The Master Trust Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Spread Account for the purpose of carrying out the duties of the Servicer under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting each transaction in the Spread Account. As of the Closing Date, the Servicer shall cause to be deposited in the Spread Account an amount equal to the Initial Spread Account Required Amount.

               (ii) Funds on deposit in the Spread Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Transfer Date. Net interest and earnings (less investment expenses) on funds on deposit in the Spread Account, if any, shall be allocated and distributed as provided in Section 4.04.

               (iii) On any Transfer Date related to a Due Period on which the amount of funds on deposit in the Spread Account is greater than the Projected Spread on such Transfer Date, the Servicer shall withdraw the amount of such excess from the Spread Account and allocate and pay such excess to the Seller.

               (iv) Upon the commencement of and during an Early Amortization Period, the Master Trust Trustee will deposit all funds in the Spread Account into the Liquidity Reserve Account, and no additional funds shall be deposited into the Spread Account.

          (c)  Liquidity Reserve Account.
               -------------------------

               (i) The Master Trust Trustee, for the benefit of the Seller, shall establish on or prior to the commencement of an Early Amortization Period and maintain or cause to be established and maintained in the name of the Master Trust Trustee, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Seller (the "Liquidity Reserve Account"). The Seller shall possess all right, title and interest in all funds on deposit from time to time in the Liquidity Reserve Account and in all proceeds thereof; provided, however, that no funds on deposit in the Liquidity Reserve Account shall be paid to the Seller if such payment would reduce the funds in such account below an amount equal to the Available Subordinated Amount. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Liquidity Reserve Account for the purpose of fulfilling the obligations of the Seller under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting transactions in the Liquidity Reserve Account.

               (ii) Funds on deposit in the Liquidity Reserve Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Seller or its agent, subject to the restrictions set forth in the Agreement. Any Eligible Investment with a stated maturity shall mature on or prior to the following Transfer Date. All net interest and earnings (less investment expenses) on funds on deposit in the Liquidity Reserve Account, if any, shall be paid to the Seller. On any Transfer Date on which the amount on deposit in the Liquidity Reserve Account exceeds the Available Subordinated Amount as of the end of such Transfer Date, the Servicer shall withdraw the amount of such excess from the Liquidity Reserve Account and allocate and pay such excess to the Seller.

          (d)  Incremental Funding Reserve Account.
               -----------------------------------

               (i) The Master Trust Trustee, for the benefit of the Series 2000-VFC Certificateholders, shall establish on or prior to the commencement of an Early Amortization Period and maintain or cause to be established and maintained in the name of the Master Trust Trustee, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-VFC Certificateholders, (the "Incremental Funding Reserve Account"). The Master Trust Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Incremental Funding Reserve Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to
     Section 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Incremental Funding Reserve Account for the purpose of fulfilling the obligations of the Servicer under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting transactions in the Incremental Funding Reserve Account.

               (ii)  Funds on deposit in the Incremental Funding Reserve
     Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement. Any Eligible Investment with a stated maturity shall mature on or prior to the following Transfer Date. All net interest and earnings (less investment expenses) on funds on deposit in the Incremental Funding Reserve Account, if any, shall be paid to the Seller.

          (e)  Replacement Series 2000-VFC Accounts.  If, at any time, any of
               ------------------------------------
the Series 2000-VFC Accounts ceases to be an Eligible Deposit Account, the Master Trust Trustee (or the Servicer on its behalf) shall upon the earlier of
(a) 30 calendar days, or (b) the next Determination Date, establish a new Series 2000-VFC Account meeting the conditions specified in paragraphs (a), (b), (c) or
(d) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 2000-VFC Account. Neither the

Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2000-VFC Account, except as expressly provided herein.

     SECTION 4.03   [Reserved].
                    ----------

     SECTION 4.04   Application of Available Certificateholder Interest
                    ---------------------------------------------------
                    Collections
                    -----------

          (a)  Application of Available Certificateholder Interest Collections.
               ---------------------------------------------------------------
On each Transfer Date related to a Due Period, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall apply Available Certificateholder Interest Collections for such Due Period in the following amounts and in the following order of priority:

               (i)    Investor Servicing Fee.  An amount equal to the Investor
                      ----------------------
     Servicing Fee for such Due Period (unless such amount has been netted against deposits to the Collections Account or waived) shall be allocated and paid to the Servicer.

               (ii)  Monthly Interest.  An amount equal to Monthly Interest
                     ----------------
     for the Distribution Date shall be deposited in the Distribution Account.

               (iiA) Non-Use Fees.  An amount equal to the Non-Use Fees for
                     ------------
     the related Distribution Date shall be deposited in the Distribution
     Account.

               (iiB) Additional Amounts.  An amount equal to the Additional
                     ------------------
     Amounts for the related Distribution Date, but not in excess of 0.40% of the Invested Amount as of the Distribution Date immediately preceding the related Due Period, shall be deposited into the Distribution Account.

               (iii) Investor Dealer Note Losses.  An amount equal to the
                     ---------------------------
     Investor Dealer Note Losses, if any, for such Due Period shall be reimbursed by being treated as Investor Principal Collections for such Transfer Date.

               (iv)  Reimbursement of Investor Charge-Offs.  An amount equal to
                     -------------------------------------
     the aggregate amount of unreimbursed Investor Charge-Offs, if any, for any prior Due Period shall be reimbursed by being treated as Investor Principal Collections for such Transfer Date.

               (v)   Spread Account Deposit Amount.  An amount equal to the
                     -----------------------------
     Spread Account Deposit Amount, if any, for such Transfer Date shall be deposited into the Spread Account.

               (vi)   Deferred Investor Servicing Fee.  An amount equal to the
                      -------------------------------
     aggregate outstanding amounts of the Investor Servicing Fee which have been previously waived pursuant to Section 3.01 (unless such amounts have been waived again) shall be allocated and paid to the Servicer.

               (vii)  Reinstatement of Available Subordinated Amount.  An amount
                      ----------------------------------------------
     equal to the excess, if any, of the Maximum Subordinated Amount as of the end of the preceding Transfer Date over the Available Subordinated Amount as of the end of the preceding Transfer Date shall be (A) during the Revolving Period or the Amortization, allocated and paid to the Seller or
     (B) during an Early Amortization Period, deposited in the Liquidity Reserve Account, and in either case (A) or (B) the Available Subordinated Amount shall be reinstated by the amount of such payment or deposit.

               (viiA) Additional Amounts.  An amount equal to any Additional
                      ------------------
     Amounts for the related Distribution Date not paid pursuant to Section 4.04(iiB) shall be deposited into the Distribution Account.

               (viiB) Incremental Funding Reserve Deposit Amount.  An amount
                      ------------------------------------------
     equal to the Incremental Funding Reserve Deposit Amount, if any, shall be deposited into the Incremental Funding Reserve Account.

               (viii) Excess Interest Collections.  Any remaining  Available
                      ---------------------------
     Certificateholder Interest Collections shall be treated as Excess Interest Collections, and applied pursuant to Section 4.03(f) of the Agreement.

If Available Certificateholder Interest Collections are not sufficient to satisfy the application described in clauses (i) through (viiA) above on any Transfer Date, then funds on deposit in the Incremental Funding Reserve Account will be applied in the manner described in clause (ii) above. After such application, any remaining funds in the Incremental Funding Reserve Account shall be paid to the Seller. If Available Certificateholder Interest Collections, plus amounts allocated from the Incremental Funding Reserve Account as described above, are not sufficient to satisfy each of the applications described in clauses (i) through (viiA) above on any Transfer Date, then Excess Interest Collections from other Series allocable to Series 2000-VFC will be applied as Available Certificateholder Interest Collections in the priority and the manner described in clauses (i) through (viiA) above. If Excess Interest Collections are less than the shortfalls for all Series that provide for allocations of Excess Interest Collections, such Excess Interest Collections shall be allocable to shortfalls for Series 2000-VFC and any other Series that so provides pro rata based on the relative amounts of each Series' shortfall.

     SECTION 4.05  Application of Available Seller's Finance Charge Collections,
                   ------------------------------------------------------------
Spread Account and Liquidity Reserve Account to Deficiency Amount.
-----------------------------------------------------------------

          (a) On each Transfer Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which the amount of the entire allocations required on such Transfer Date by Sections 4.04(a)(i) through (iv) exceeds the amount of Available Certificateholder Interest Collections for such Due Period and Excess Interest Collections allocated to Series 2000-VFC on such Transfer Date, if any, for the related Due Period.

          (b) If the Deficiency Amount for any Transfer Date is greater than zero, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall apply available funds from the following sources in the following order of priority in the same manner as Available Certificateholder Interest Collections, each of which applications shall reduce such Deficiency Amount (all such available funds being the "Available Draw Funds" for such Transfer Date):

               (i)   Available Seller's Finance Charge Collections;

               (ii)  funds on deposit in the Spread Account;

               (iii) for any Transfer Date occurring during any Early Amortization Period, funds on deposit in the Liquidity Reserve Account;

provided, however, that the amount applied pursuant to this Section 4.05(b) shall not exceed the Draw Amount. The Available Subordinated Amount shall be reduced by the aggregate amount of Available Draw Funds applied pursuant to this
Section 4.05(b).

          (c) If all of the amounts applied pursuant to Section 4.05(a) and (b) are insufficient to make the entire application described in Section 4.04(a)(iii), the Available Subordinated Amount shall be reduced (but not below zero) by the amount of such deficiency and any remaining Investor Dealer Note Losses shall be deemed to be reimbursed to the extent of such reduction.

     SECTION 4.06  Investor Charge-Offs.  If, for any Transfer Date on which the
                   --------------------
Available Subordinated Amount equals or is reduced to zero (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Transfer Date) and the Deficiency Amount for such Transfer Date (as reduced by the applications required by Section 4.05 of this Series Supplement) is greater than zero, the Invested Amount shall be reduced by the lesser of (i) such remaining Deficiency Amount for such Transfer Date and (ii) the amount of Investor Dealer Note Losses for the related Due Period remaining unreimbursed after all applications of funds or reductions of the Available Subordinated Amount pursuant to Section 4.04 and 4.05 (such lesser amount being an "Investor Charge-Off").

     SECTION 4.07  Application of Seller's Finance Charge Collections.
                   --------------------------------------------------

          (a)  Application of Available Seller's Finance Charge Collections.  On
               ------------------------------------------------------------
each Transfer Date related to a Due Period, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw and apply from the Collections Account to the extent of Available Seller's Finance Charge Collections for such Due Period, the following amounts in the following order of priority:

               (i) On each Transfer Date related to a Due Period for which a Deficiency Amount exists, the amount required by Section 4.05(b)(i) shall be applied as specified in Section 4.05(b).

               (ii) On each Transfer Date related to a Due Period occurring during an Early Amortization Period, the amount, if any, by which the Available Subordinated Amount as of the end of such Transfer Date exceeds the amount of funds on deposit in the Liquidity Reserve Account shall be deposited in the Liquidity Reserve Account.

               (iii) On each Transfer Date on which the full Spread Account Deposit Amount was not deposited in the Spread Account pursuant to Section 4.04(a)(v), an amount equal to the shortfall in such Spread Account Deposit Amount shall be deposited in the Spread Account.

               (iv) Any remaining Available Seller's Finance Charge Collections for the related Due Period shall be allocated and paid to the Seller.

          (b)  Application of Series Allocable Finance Charge Collections to the
              -----------------------------------------------------------------
Seller.  On each Transfer Date related to a Due Period, the Master Trust
------
Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collections Account and allocate and pay to the Seller an amount equal to the product of (i) the result of the Excess Seller's Percentage for such Due Period minus the Required Excess Seller Interest Percentage and
(ii) Series Allocable Finance Charge Collections for such Due Period.

     SECTION 4.08  Application of Series Allocable Principal Collections.  On
                   -----------------------------------------------------
 each Business Day, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw Series Allocable Principal Collections for such Business Day from the Collections Account and apply such funds in the following amounts:

          (a)  Investor Principal Collections During Revolving Period.  During
               ------------------------------------------------------
the Revolving Period, an amount equal to Investor Principal Collections for such Business Day shall be treated as Shared Principal Collections, and applied, pursuant to the written direction of the Servicer, pursuant to Section 4.03(e) of the Agreement.

          (b)  Investor Principal Collections during Amortization Period or
               ------------------------------------------------------------
Early Amortization Period.  During the Amortization Period or any Early
-------------------------
Amortization Period, Investor Principal Collections for such Business Day shall be allocated to the Series 2000-VFC Certificateholders and deposited into the Series Principal Account to the extent the Invested Amount as of the preceding Distribution Date exceeds the amount of funds on deposit in the Series Principal Account on such Business Day. Any Investor Principal Collections remaining after the applications described in the preceding sentence shall be treated as Shared Principal Collections, and applied, pursuant to the written direction of the Servicer, pursuant to Section 4.03(e) of the Agreement.

          (c)  Seller's Principal Collections During the Revolving Period.
               ----------------------------------------------------------
During the Revolving Period, all Seller's Principal Collections for such Business Day shall be deemed to be Series 2000-VFC Shared Seller Principal Collections and shall be allocated as provided in Section 4.08(d)(iii).

          (d)  Seller's Principal Collections During Amortization Period or
               ------------------------------------------------------------
Early Amortization Period; Shared Seller Principal Collections.
--------------------------------------------------------------

               (i) During the Amortization Period, Available Seller's Principal Collections for such Business Day shall be deemed to be "Remaining Available Seller's Principal Collections," which shall be included in Series 2000-VFC Shared Seller Principal Collections and allocated as provided in clause (iii) below. During the Amortization Period, Excess Seller's Principal Collections shall be included in Series 2000-VFC Shared Seller Principal Collections and allocated as provided in clause (iii) below.

               (ii) During any Early Amortization Period Available Seller's Principal Collections for such Business Day shall be deposited in the Liquidity Reserve Account to the extent the Available Subordinated Amount as of the end of the immediately preceding Transfer Date exceeds the amount of funds on deposit in the Liquidity Reserve Account (including amounts deposited pursuant to Section 4.07(a)(ii)). The amount required to be deposited pursuant to the preceding sentence shall be reduced by the amount of Available Seller's Finance Charge Collections deposited in the Liquidity Reserve Account on such Business Day. Any remaining Available Seller's Principal Collections for such Business Day shall be deemed to be "Remaining Available Seller's Principal Collections." During any Early Amortization Period, all Excess Seller's Principal Collections, all Remaining Available Seller's Principal Collections and all shared seller principal collections of any other Series that provides for shared seller principal collections not allocated in respect of principal shortfalls shall be allocated and paid to the Seller or deposited in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the Seller's discretion, greater than) the Minimum Master Trust Seller's Interest.

               (iii) During the Revolving Period or the Amortization Period, Series 2000-VFC Shared Seller Principal Collections, if any, and shared seller principal collections for any other Series that provides for shared seller principal collections shall be determined on each business day and allocated in the following priority: (i) to any other Series to the extent such Series provides for the use of shared seller principal collections in respect of principal shortfalls, (ii) to the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest, (iii) at the election of the Seller, retained and allocated to the Series 2000-VFC Certificateholders and deposited in the Series Principal Account on the related Transfer Date to make any prepayments as described in Section
1.03 and (iv) to the Seller. If shared seller principal collections for all Series are less than the shortfalls for which shared seller principal collections may be used, then such shared seller principal collections will be allocated to all such shortfalls pro rata based on the relative amounts of each such shortfall.

               (iv) "Series 2000-VFC Shared Seller Principal Collections" means on each business day (i) during a Revolving Period, all Available Seller's Principal Collections and all Excess Seller's Principal Collections and
     (ii) during an Amortization Period, all Remaining Available Seller's Principal Collections and all Excess Seller's Principal Collections. There shall be no Series 2000-VFC Shared Seller Principal Collections during any Early Amortization Period.

          (e) If on any Distribution Date during an Early Amortization Period after the application of all funds to be allocated or distributed on such date the excess, if any, of (x) the Invested Amount over (y) the amount in the Series Principal Account (the "Early Amortization Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Liquidity Reserve Account then funds shall be withdrawn in an amount equal to the Early Amortization Period Shortfall Amount and shall be deposited in the Series Principal Account.

     SECTION 4.09  Shared Principal Collections.
                   ----------------------------

          (a) That portion of Shared Principal Collections for any Business Day equal to the amount of Series 2000-VFC Shared Principal Collections for such Business Day will be allocated to Series 2000-VFC and will be applied in the same manner as Investor Principal Collections pursuant to Section 4.08(b) and otherwise will be deposited in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest or allocated to the Seller.

          (b) "Series 2000-VFC Shared Principal Collections," with respect to any Business Day, shall mean an amount equal to the Series 2000-VFC Principal Shortfall for such Business Day; provided, however, that, if the aggregate amount of Shared Principal Collections for all Series for such Business Day is less than the aggregate amount of Principal Shortfalls for all Series for such Business Day, then Series 2000-VFC Shared Principal Collections for such Business Day shall equal the product of (x) Shared Principal Collections for all Series for such Business Day and (y) a fraction, the numerator of which is the Series 2000-VFC Principal Shortfall for such Business Day and denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Business Day; provided further that if Shared Principal Collections are not required to be applied to any other Series, the Seller may direct that all or any portion of such Shared Principal Collections be retained and allocated to the Series 2000-VFC Certificateholders and deposited in the Series Principal Account on the related Transfer Date to make any prepayment permitted by Section 1.03.

     SECTION 4.10  Distributions to Series 2000-VFC Certificateholders.  On each
                   ---------------------------------------------------
Transfer Date, after all allocations to the Distribution Account and the Series Principal Account for the related Transfer Date have been made, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall transfer to the Distribution Account the funds on deposit in the Series Principal Account and shall make, without duplication, the following distributions from the Distribution Account:

          (a)  Interest Distributions.  On each Distribution Date (including the
               ----------------------
Expected Payment Date), Monthly Interest, Non-Use Fees and Additional Amounts will be distributed as such to the Series 2000-VFC Certificateholders to the extent of the amount on deposit in the Distribution Account for such purpose.

          (b)  Amortization Period and Early Amortization Period.  On each
               -------------------------------------------------
Distribution Date related to a Due Period occurring during an Amortization Period or an Early Amortization Period, in addition to the amount described in
(a) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on such Distribution Date) on the Series 2000-VFC Certificates.

          (c)  Revolving Period.  On each Distribution Date relating to a Due
               ----------------
Period during the Revolving Period, in addition to the amount described in (a) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on such Distribution Date) on the Series 2000-VFC Certificates.

     SECTION 4.11  [Reserved]

     SECTION 4.12  Partial Month Due Period.  The allocation and distribution
                   ------------------------
provisions in this Series Supplement are based upon the assumptions that each Due Period will be a calendar month and that each Due Period will have a unique related Transfer Date and Distribution Date. However, under certain circumstances (such as the occurrence of an Early Amortization Event, the Revolving Period could end on a date other than the last day of a calendar month (the period from the first day of such month (the "Subject Month") to and including the date of such occurrence being referred to herein as the "Revolving Due Period"), and an Early Amortization

Period could commence on a date other than the first day of a calendar month (the period from such other date until the last day of the Subject Month being the "Amortizing Due Period"). If such a circumstance occurs, then the Servicer, the Seller and the Master Trust Trustee shall observe the following rules:

               (i) the Transfer Date for both the Revolving Due Period and the Amortizing Due Period shall be the date on which the Transfer Date would have occurred if the Subject Month had been an ordinary Due Period;

               (ii) the allocations and distributions of Finance Charge Collections (and all items derived from Finance Charge Collections, such as Available Certificateholder Interest Collections and Available Seller's Finance Charge Collections) and Dealer Note Losses occurring during the Subject Month shall be made as if the Subject Month were one Due Period, without any distinction between the Revolving Due Period and the Amortizing Due Period; and

               (iii) two separate sets of allocations and distributions of Principal Collections (and all items derived from Principal Collections, such as Investor Principal Collections and Seller's Principal Collections) shall be made on such Transfer Date, according to whether such Principal Collections were received during the Revolving Due Period (in which case allocations and distributions shall be made as provided in Sections 4.08(a) and (c)) or the Amortizing Due Period (in which case allocations and distributions shall be made as provided in Sections 4.08(b) and (d)).

     SECTION 4.13  Additional Rights upon the Occurrence of Certain Events.
                   -------------------------------------------------------
Notwithstanding the provisions of Section 9.02(a) of the Agreement, if any insolvency event occurs with respect to the Seller, Navistar International Corporation, Navistar International Transportation Corp. or Navistar Financial Corporation on the day of such insolvency event, the Seller will (subject to the actions of the Certificateholders) immediately cease to transfer Dealer Notes to the Master Trust, and promptly give notice to the Master Trust Trustee of such insolvency event. Under the terms of the Pooling and Servicing Agreement, if an insolvency event occurs with respect to the Seller prior to the date on which the Series 2000-VFC Certificates issued by the Master Trust have been paid in full, then within 15 days the Master Trust Trustee will publish a notice of such insolvency event stating that the Master Trust Trustee intends to sell, liquidate or otherwise dispose of the Dealer Notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificate holders representing more than 50% of the aggregate series invested amount of the certificates of each such Series and each person holding a Supplemental Certificate, instruct the Master Trust Trustee not to sell, dispose of or otherwise liquidate the Dealer Notes and to continue transferring Dealer Notes as before such insolvency event.

                                   ARTICLE V

                           DISTRIBUTIONS AND REPORTS
                           -------------------------
                     TO SERIES 2000-VFC CERTIFICATEHOLDERS
                     -------------------------------------

     SECTION 5.01  Distributions.
                   -------------

          (a) The Paying Agent shall distribute (in accordance with the Monthly Servicer Certificate and Settlement Statement delivered by the Servicer to the Master Trust Trustee and the Paying Agent pursuant to Section 3.04(d) of the Agreement) to each Series 2000-VFC Certificateholder of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) on each Distribution Date such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 2000-VFC Certificates held by such Certificateholder) of the amounts on deposit in the Series 2000-VFC Accounts as is payable to the Series 2000-VFC Certificateholders on such Distribution Date pursuant to Sections 4.10 (a), (b) and (c).

          (b) Except as provided in Section 12.03 of the Agreement with respect to a final distribution, distributions to Series 2000-VFC Certificateholders hereunder shall be made to each Series 2000-VFC Certificateholder by wire transfer of immediately available funds to the account specified by such Series 2000-VFC Certificateholder without presentation or surrender of any Series 2000-VFC Certificate or the making of any notation thereon.

     SECTION 5.02  Monthly and Annual Certificateholders' Statement.
                   ------------------------------------------------

          (a)  Monthly Series 2000-VFC Certificateholders' Statement.  At
               -----------------------------------------------------
least two Business Days prior to each Distribution Date, the Servicer will provide to the Master Trust Trustee and the Paying Agent, and on each Distribution Date, the Paying Agent shall forward to each Series 2000-VFC Certificateholder a Monthly Servicer Certificate and Settlement Statement substantially in the form of Exhibit B with such changes as the Servicer shall
                             ---------
deem necessary or appropriate, prepared by the Servicer and delivered to the Master Trust Trustee setting forth, among other things, the following information:

               (i) the aggregate amount of Collections, including the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections for the related Due Period;

               (ii) the Series 2000-VFC Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage (if applicable) for the related Due Period;

               (iii) the total amount to be distributed on the Series 2000-VFC Certificates on such Distribution Date;

               (iv) the amount, if any, of such distribution allocable to the Invested Amount;

               (v) the amount, if any, of such distribution allocable to interest on the Series 2000-VFC Certificates;

               (vi)   Dealer Note Losses for the related Due Period;

               (vii)  the Draw Amount as of the related Transfer Date, if any;

               (viii) the amount of the Investor Charge-Offs and the amount of reimbursement thereof as of the related Transfer Date;

               (ix) the amount of the Investor Servicing Fee to be paid on such Distribution Date;

               (x) the amount of any Incremental Funding or prepayment to occur on such Distribution Date, the aggregate amount on deposit in the Incremental Funding Reserve Account as of the related Transfer Date, if any, the amount thereof, if any, allocated to pay Monthly Interest for such Distribution Date, the amount, if any, thereof to be distributed to the Seller, the Incremental Funding Reserve Account Deposit Amount for such Distribution Date, if any, and the Incremental Subordinated Amount, if any, for such Distribution Date;

               (xi) the Invested Amount (after giving effect to all distributions that will occur on such Distribution Date);

               (xii) the aggregate amount of Dealer Notes and funds on deposit in each of the Excess Funding Account, Series Principal Account and Spread Account as of the end of the last day of the related Due Period (after giving effect to payments and adjustments made pursuant to Article IV of this Series Supplement and of the Agreement);

               (xiii) the Available Subordinated Amount as of the end of the related Transfer Date;

               (xiv) with respect to Eligible Investments in the Series Principal Account, the Excess Funding Account and the Liquidity Reserve Account, as of the last day of the related Due Period, the aggregate amount of funds invested in Eligible Investments in each such Series Account, a brief description of each such Eligible Investment and amount invested in each such Eligible Investment, the rate of interest applicable to each such Eligible Investment and the rating of each such Eligible Investment;

               (xv) the Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the related Due Period;

               (xvi) the aggregate outstanding principal amount of Dealer Notes issued to finance OEM Vehicles as of the end of the related Due Period;

               (xvii) the percentages and all other information calculated pursuant to Section 6.01 to determine whether an Early Amortization Event has occurred;

               (xviii) the amount of Excess Interest Collections and Investor Principal Collections treated as Shared Principal Collections, each for the related Due Period, and the amount of such Excess Interest Collections and Shared Principal Collections allocated to other Series; and

               (xix) the amount of Remaining Available Seller's Principal Collections, the amount of Excess Seller's Principal Collections and Remaining Available Seller's Principal Collections treated as Series 2000-VFC Shared Seller Principal Collections, the amount of Shared Seller Principal Collections from other Series, and the amount of Shared Seller Principal Collections allocated to Series 2000-VFC and to other Series, each for the related Due Period.

          (b)  [Reserved]

          (c) A copy of the statement provided pursuant to subsection (a) will be made available for inspection at the Corporate Trust Office.

          (d)  Annual Certificateholder's Tax Statement.  On or about January 31
               ----------------------------------------
of each calendar year, beginning with calendar year 2001, the Master Trust Trustee shall furnish to the Servicer and Paying Agent a list of each Person who at any time during the preceding calendar year was a Series 2000-VFC Certificateholder and received any payment thereon and the dates such Person held a Series 2000-VFC Certificate, and the Paying Agent shall furnish to each such Series 2000-VFC Certificateholder a statement prepared by the Paying Agent containing the information prepared by the Master Trust Trustee which is required to be contained in the statement to Series 2000-VFC Certificateholders as set forth in Sections 5.02(a)(iii)-(a)(v) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-VFC Certificateholder, together with such other customary information as the Master Trust Trustee or the Servicer deems necessary or desirable to enable the Series 2000-VFC Certificateholders to prepare their tax returns, including information (to be supplied by the Servicer to the Master Trust Trustee) regarding original issue discount on the Series 2000-VFC

Certificates, if any. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Trust Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                  ARTICLE VI
                           EARLY AMORTIZATION EVENTS
                           -------------------------

     SECTION 6.01  Additional Early Amortization Events.  The occurrence of any
                   ------------------------------------
of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Master Trust Trustee or the Series 2000-VFC Certificateholders, be deemed to be an Early Amortization Event solely with respect to Series 2000-VFC:

          (a) the Invested Amount is not reduced to zero by the Expected Payment Date;

          (b) the United States government or any agency or instrumentality thereof files a notice of a lien under Internal Revenue Code (S)6323 or any similar statutory provision (including, but not limited to, (S)302(f) or (S)4068 of ERISA) on the assets of NFC or NFSC which is or may in the future be prior to the lien of the Master Trust Trustee or the assets of the Master Trust (including, without limitation, proceeds of the Dealer Notes);

          (c) failure on the part of the Seller (i) to make any payment, distribution or deposit required under the Agreement within five business days of the date required or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller, which continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller;

          (d) any representation or warranty made by the Seller pursuant to the Agreement or any information contained in the schedule of Dealer Notes delivered thereunder or this Series Supplement shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of such incorrectness shall have been given to the Seller and as a result of which the interests of the Series 2000-VFC Certificateholders are materially and adversely affected, except that an Early Amortization Event shall not be deemed to occur if the Seller has repurchased the related Dealer Notes or all such Dealer Notes, if applicable, during such period in accordance with the provisions of the Agreement;

          (e) the Seller shall become legally unable for any reason to transfer Dealer Notes to the Master Trust in accordance with the provisions of the Agreement;

          (f) on any Transfer Date related to a Due Period, the Available Subordinated Amount for such Transfer Date will be reduced to an amount less than the Required Subordinated Amount;

          (g) any Servicer Termination Event shall occur for which the Servicer has received a notice of termination;

          (h) the delivery by the Seller to the Master Trust Trustee of a notice stating that the Seller will no longer continue to sell Dealer Notes to the Master Trust commencing on the date specified in such notice;

          (i) the Average Coverage Differential shall be equal to or less than negative two percent (-2.00%) on each of three consecutive Determination Dates;

          (j) at the end of any Due Period, the Master Trust Seller's Interest is reduced to an amount less than the Master Trust Minimum Seller's Interest and the Seller has failed to assign additional Dealer Notes to the Master Trust in the amount of such deficiency within ten Business Days following the end of such Due Period;

          (k) on any Determination Date, the quotient of (i) the product of (a) the sum of Dealer Note Collections for each of the related Due Period and the two immediately preceding Due Periods and (b) four divided by (ii) the daily average principal amount of Dealer Notes outstanding during such Due Periods ("Turnover") is less than 1.7;

          (l) on any Determination Date, the quotient of (i) the sum of Dealer Note Losses for each of the related Due Period and the five immediately preceding Due Periods and (ii) the sum of Principal Collections for each of the related Due Period and the five immediately preceding Due Periods, is greater than or equal to one percent (1.00%);

          (m)  [Reserved]

          (n) any of the Seller, NITC, NIC or NFC shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or the Seller or NFC shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent; or the Seller, NITC, NIC or NFC shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller, NITC, NIC or NFC shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (o) any order for relief against any of the Seller, NITC, NIC or NFC shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller, NITC, NIC or NFC under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Seller, NITC, NIC or NFC of any substantial part of their property, or for the winding up or liquidation of their affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; and

          (p) failure on the part of NITC to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five Business Days after the date such deposit is required by the Interest Deposit Agreement to be made.

                                  ARTICLE VII
                            OTHER SERIES PROVISIONS
                            -----------------------

     SECTION 7.01  Conveyance of Dealer Notes.  Upon the date on which each
                   --------------------------
other Series is either no longer outstanding or the fully funded date has occurred with respect thereto, the Master Trust Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representations or warranty, all right, title and interest of the Master Trust in the Dealer Notes, whether then existing or thereafter created, all security interests in the Financed Vehicles with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof except for amounts on deposit in the Collections Account that are allocable to Investor Certificates and amounts on deposit in any Series Account. The Master Trust Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Master Trust had in all such property.

     SECTION 7.02  Tax Treatment.  The Seller has entered into the Agreement
                   -------------
and this Series Supplement and the Series 2000-VFC Certificates have been issued with the intention that the Series 2000-VFC Certificates will qualify under applicable tax law as indebtedness secured by the Master Trust assets attributable to the Series 2000-VFC Certificates. The Seller and each

Series 2000-VFC Certificateholder and Certificate Owner, by the acceptance of its Series 2000-VFC Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 2000-VFC Certificates as indebtedness secured by the Master Trust assets attributable to the Series 2000-VFC Certificates, for Federal income taxes, state and local income and franchise taxes and any other taxes imposed on or measured by income in whole or in part.

                                 ARTICLE VIII
                              FINAL DISTRIBUTIONS
                              -------------------

     SECTION 8.01  Sale of Investors' Interest Pursuant to Section 2.07 of the
                   -----------------------------------------------------------
Agreement; Distributions Pursuant to Section 2.03 or 12.03 of the Agreement.
---------------------------------------------------------------------------

          (a) The amount to be paid by the Seller to the Collections Account with respect to Series 2000-VFC in connection with a purchase of the Certificateholders' Interest pursuant to Section 2.07 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such purchase occurs.

          (b) With respect to the Reassignment Amount, if any, deposited into the Collections Account pursuant to this Section 8.01 of this Series Supplement or Section 2.07 of the Agreement or any proceeds deposited into the Collections Account pursuant to Section 12.03(c) of the Agreement, the Master Trust Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, deposit the Invested Amount on such Distribution Date into
            -----
the Series Principal Account, (ii) second, deposit the amount of accrued and
                                   ------
unpaid interest on the unpaid balance of the Series 2000-VFC Certificates in the Distribution Account, (iii) third, deposit the amount of accrued but unpaid
                             -----
Non-Use Fees and Additional Amounts in the Distribution Account, and (iv) fourth, pay the remainder of any such Reassignment Amounts to the Seller.
------

          (c) Notwithstanding any other provision to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Series Principal Account on a Distribution Date pursuant to Section 8.01(b) and all other amounts on deposit therein shall be distributed in full to the Series 2000-VFC Certificateholders on such Distribution Date and any distribution made pursuant to this paragraph (c) shall be deemed to be a final distribution pursuant to Section 12.03 of the Agreement with respect to Series 2000-VFC.

     SECTION 8.02  Distribution of Proceeds of Sale, Disposition or Liquidation
                   ------------------------------------------------------------
of the Dealer Notes Pursuant to Section 9.02 of the Agreement.
-------------------------------------------------------------

          (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collections Account pursuant to Section 9.02(b) of the Agreement, the Master Trust Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and deposit such amount in the Series Principal Account; provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Due Period. The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections shall be allocated to the Master Trust Seller's Interest and shall be distributed on such Distribution Date to the Seller.

          (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Master Trust Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the sum of (i) Monthly Interest for such Distribution Date and (ii) any accrued but unpaid Non-Use Fees and Additional Amounts, from the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and deposit such amount in the Distribution Account; provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Due Period. The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections shall be allocated to the Master Trust Seller's Interest and shall be distributed on such Distribution Date to the Seller.

          (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Series Principal Account and the Distribution Account pursuant to this Section 8.02 and all other amounts on deposit therein shall be distributed in full to the Series 2000-VFC Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section 8.02 (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section 8.02 shall be deemed to be a final distribution pursuant to Section 12.03 of the Agreement with respect to Series 2000-VFC.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 9.01  Ratification of Agreement.  As supplemented by this Series
                   -------------------------
Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.02  Counterparts.  This Series Supplement may be executed in two
                   ------------
or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.03  GOVERNING LAW.  THIS SERIES SUPPLEMENT SHALL BE CONSTRUED,
                   -------------
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT THAT THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE MASTER TRUST TRUSTEE SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.



                                 [END OF PAGE]


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Seller, the Servicer and the Master Trust Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                              NAVISTAR FINANCIAL SECURITIES CORPORATION
                               as Seller



                              By: /s/ John J. Bongiorno
                                 ----------------------
                                    Name: John J. Bongiorno
                                    Title: President & CEO


                              NAVISTAR FINANCIAL CORPORATION
                               as Servicer



                              By: /s/ John J. Bongiorno
                                 ----------------------
                                    Name: John J. Bongiorno
                                    Title: President & CEO



                              THE BANK OF NEW YORK
                               as Master Trust Trustee


                              By: /s/ Erwin Soriano
                                 ------------------
                                    Name: Erwin Soriano
                                    Title: Assistant Treasurer